UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2011

Commission File Number: 333-169014

American Energy Development Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	27-2304001 (I.R.S. Employer Identification No.)

9190 Double Diamond Parkway, Reno, Nevada, 89521 (Address of principal executive offices) (888) 542-7720 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On September 13, 2011, American Energy Development Corp. (the “Registrant”) entered into an Agreement (the “Purchase Agreement”) with Pepper Canister Nominees Limited (the “Seller”) pursuant to which the Registrant will acquire all of the issued and outstanding shares of the Seller’s wholly-owned subsidiary, Reservoir Resources Limited (“Reservoir Resources”), which through its wholly-owned subsidiary, Fairfax Shelfco 307 Limited, owns an oil and gas exploration and development license in the United Kingdom.  Pursuant to the terms of the Purchase Agreement, the Registrant will issue to the Seller an aggregate amount of consideration of 12,500,000 shares of the Registrant’s common stock (the “Purchase Price”) on the closing of the Purchase Agreement.  The closing of the Purchase Agreement will take place 10 days following the date the United Kingdom Department of Energy and Climate Control issues an agreement not to revoke the oil and gas exploration license.  The Purchase Agreement provides that the Registrant is subject to development requirements whereby the Registrant must drill at least one well in the licensed area to a depth of 400 meters to be spudded by December 31, 2012 (“Target Date”), failure of which will result in the Seller being granted the option to cancel the Purchase Agreement within 60 days of the Target Date, re-acquire all shares of Reservoir Resources and retain 50% of the Registrant’s shares received as the Purchase Price.  The Purchase Agreement also provides that the Registrant will remit to the Seller an overriding royalty interest of 2.5% of the overall gross market value at the time of production of all oil and gas produced from the licensed areas from proceeds of the sale of oil and gas produced. The Purchase Agreement contains customary representations and warranties by the Registrant and the Seller. This brief description of the Purchase Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Purchase Agreement as attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

On September 20, 2011, the Registrant intends to issue a press release to announce that the Registrant entered into the Purchase Agreement with the Seller.  A copy of the release is attached as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the Registrant, whether made before or after the date of this report, regardless of any general incorporation language in the filing, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits.

(d) Exhibits.

The following exhibit is filed with this report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	Agreement by and between American Energy Development Corp. and Pepper Canister Nominees Limited dated September 13, 2011.
99.1	Press Release dated September 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

September 19, 2011	American Energy Development Corp.

	By:	/s/ Herold Ribsskog
Herold Ribsskog
Chief Executive Officer